Exhibit 99.1

FOR IMMEDIATE RELEASE

                         KINGS ROAD ENTERTAINMENT, INC.
    Change of Record Date and Meeting Date for Annual Meeting of Stockholders

BEVERLY HILLS, CA October 21, 2004: KINGS ROAD ENTERTAINMENT, INC. (KREN.PK) reported today that the Company has postponed and changed the date of the Annual Meeting of Stockholders which was scheduled for November 30, 2004 to a date which shall be determined upon completion of its Annual Report.

In conjunction with the change of the meeting date, the record date for stockholders entitled to notice and to vote at the annual meeting of stockholders shall also likewise be changed from October 15, 2004 to such date as shall be determined upon the setting of the Annual Meeting of Shareholders.

The time and place of the annual meeting will be announced at a letter date.
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The information contained in this press release includes forward-looking statements. Forward-looking statements usually contain the words "estimate," "anticipate," "believe," "expect" or similar expressions that involve risks and uncertainties. These risks and uncertainties include the company's status with uncertain profitability, need for significant capital, uncertainty concerning market acceptance of its products, competition, limited service and manufacturing facilities, dependence on technological developments and protection of its intellectual property. The company's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such difference are discussed more fully in the "Risk Factors," "Management's Discussion and Analysis or Plan of Operation" and other sections of the company's Form 10-KSB, Form 10-QSB and other publicly available information regarding the company on file with the Securities and Exchange Commission. The company will provide you with copies of this information upon request.

For Further Information Contact:
KINGS ROAD ENTERTAINMENT, INC.
H. Martin DeFrank, President and COO
Telephone:        (646) 345 2021
Facsimile:        (212) 414-5072